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                                                                    EXHIBIT 99.2



                         REPORT OF INDEPENDENT AUDITORS


To The Board of Directors and Shareholders
BTG, Inc.:

We have audited the accompanying consolidated statement of operations, shareholders' equity, cash flows, and comprehensive income for BTG, Inc. and subsidiaries for the year ended March 31, 1999. In connection with our audit of the consolidated financial statements, we have also audited the accompanying financial statement Schedule II - Valuation and Qualifying Accounts. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of BTG, Inc. and subsidiaries for the year ended March 31, 1999, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ KPMG LLP

McLean, Virginia
May 24, 1999




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